SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)
of the Securities Exchange Act 1934

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Pacific Funds Series Trust

(Name of Registrant as Specified In Its Charter)

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PACIFIC FUNDS SERIES TRUST

PF LARGE-CAP VALUE FUND,

PF INTERNATIONAL SMALL-CAP FUND,

AND PF MANAGED BOND FUND

INFORMATION STATEMENT DATED OCTOBER 28, 2020

This document (“Information Statement”) provides information concerning new sub-advisory agreements for the PF Large-Cap Value Fund, the PF International Small-Cap Fund, and the PF Managed Bond Fund and is being sent on or about October 28, 2020 to the shareholders of record as of October 23, 2020.

We are not asking you for a proxy, and you are requested not to send us a proxy.

I.	Introduction and Background

The Pacific Funds Series Trust (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved (1) new sub-advisory agreements with ClearBridge Investments, LLC (“ClearBridge”), QS Investors, LLC (“QS Investors”), and Western Asset Management Company, LLC (“Western Asset”) (together, the “Legg Mason Sub-Advisers”) and (2) new sub-subadvisory agreements between Western Asset and three Western Asset affiliates: Western Asset Management Company Limited, Western Asset Management Company Pte. Ltd., and Western Asset Management Company Ltd. (the “Western Affiliates”) as a result of the acquisition by Franklin Resources, Inc. (dba Franklin Templeton, “Franklin”) of Legg Mason, Inc. (“Legg Mason”), the parent company of the Legg Mason Sub-Advisers. The acquisition resulted in a change of control of Legg Mason and an “assignment” of the current agreements under Section 2(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”) and Rule 2a-6 thereunder, which automatically terminated the Trust’s then current sub-advisory agreements with the Legg Mason Sub-Advisers and the sub-subadvisory agreements between Western Asset and the Western Affiliates.

ClearBridge served as sub-adviser to the PF Large-Cap Value Fund of the Trust pursuant to a sub-advisory agreement among the Trust, Pacific Life Fund Advisors LLC (“PLFA”), and ClearBridge dated December 1, 2005, as amended (the “Current ClearBridge Sub-Advisory Agreement”). QS Investors, LLC served as sub-adviser to the PF International Small-Cap Fund of the Trust pursuant to a sub-advisory agreement among the Trust, PLFA, and QS Investors dated May 1, 2006, as amended (the “Current QS Investors Sub-Advisory Agreement”). Western Asset served as co-sub-adviser to the PF Managed Bond Fund of the Trust pursuant to a sub-advisory agreement among the Trust, PLFA, and Western Asset dated February 2, 2009, as amended (the “Current Western Asset Sub-Advisory Agreement”).

In anticipation of the changes to ownership of the Legg Mason Sub-Advisers, at a virtual meeting on June 12, 2020*, based upon a recommendation from PLFA, the Board, including all of the Trustees who are not “interested persons”, as that term is defined in the 1940 Act (“Independent Trustees”), approved new sub-advisory agreements with the Legg Mason Sub-Advisers for the PF Large-Cap Value Fund, the PF International Small-Cap Fund, and the PF Managed Bond Fund, respectively, effective July 31, 2020, the date of the acquisition close.

*	The Board approved reliance on relief provided by the U.S. Securities and Exchange Commission (“SEC”) from in-person voting requirements of the 1940 Act for the June 12, 2020 Board meeting. This approval was based on the Board’s belief that, due to the circumstances related to current or potential effects of COVID-19, it was necessary and appropriate to rely on the in-person relief granted by the SEC and substitute the in-person meeting scheduled for June 12, 2020 with a virtual meeting. The Board also approved to undertake to satisfy the conditions subsequently required in the in-person relief, including ratification of these matters at the Board’s next in-person meeting.

Under the 1940 Act, a new sub-advisory agreement generally requires shareholder approval; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the SEC on October 13, 1999 and relied upon by the Trust and PLFA, PLFA and the Trust can hire, terminate, and replace, as applicable, sub-advisers and enter into new sub-advisory agreements without shareholder approval in accordance with the requirements of the exemptive order (except, as a general matter, sub-advisers affiliated with PLFA). The information contained herein is being provided pursuant to the requirements of the exemptive order.

II.	Board Consideration of the New Sub-Advisory Agreements

PF Large-Cap Value Fund

The Trustees considered that ClearBridge sub-advised the PF Large-Cap Value Fund pursuant to the Current ClearBridge Sub-Advisory Agreement, and that they were being asked to evaluate a new sub-advisory agreement with ClearBridge for the Fund (the “New ClearBridge Sub-Advisory Agreement”) in light of the anticipated change of control of ClearBridge, which would result in the automatic termination of the Current ClearBridge Sub-Advisory Agreement.

In evaluating the New ClearBridge Sub-Advisory Agreement, the Board, including all the Independent Trustees, considered the following factors, among others:

•	The Current ClearBridge Sub-Advisory Agreement was last renewed by the Board, including all the Independent Trustees, at an in-person meeting on December 10, 2019. In connection with that renewal, the Trustees reviewed information regarding the nature, extent and quality of services provided by ClearBridge; the investment results of the Fund; the sub-advisory fees paid to ClearBridge; ClearBridge’s costs in managing the Fund and its profitability from the Fund; and other benefits received by ClearBridge and its affiliates as a result of their relationship with the Fund.

•	Franklin represented to the Board that there were no anticipated changes to the senior management team of ClearBridge or to the Fund’s portfolio management team.

•	There was expected to be no change in the level of services provided to the Fund.

•	The sub-advisory fee rates under the New ClearBridge Sub-Advisory Agreement would be the same as those under the Current ClearBridge Sub-Advisory Agreement.

Based on its review, including the consideration of each of the factors referred to above, the Board found that: (i) the New ClearBridge Sub-Advisory Agreement is in the best interests of the Fund and its shareholders; and (ii) the compensation payable under the New ClearBridge Sub-Advisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

PF International Small-Cap Fund

The Trustees considered that QS Investors sub-advised the PF International Small-Cap Fund pursuant to the Current QS Investors Sub-Advisory Agreement, and that they were being asked to evaluate a new sub-advisory agreement with QS Investors for the Fund (the “New QS Investors Sub-Advisory Agreement”) in light of the anticipated change of control of QS Investors, which would result in the automatic termination of the Current QS Investors Sub-Advisory Agreement.

In evaluating the New QS Investors Sub-Advisory Agreement, the Board, including all the Independent Trustees, considered the following factors, among others:

•	The Current QS Investors Sub-Advisory Agreement was last renewed by the Board, including all the Independent Trustees, at an in-person meeting on December 10, 2019. In connection with that renewal, the Trustees reviewed information regarding the nature, extent and quality of services provided by QS Investors; the investment results of the Fund; the sub-advisory fees paid to QS Investors; QS Investors’ costs in managing the Fund and its profitability from the Fund; and other benefits received by QS Investors and its affiliates as a result of their relationship with the Fund.

•	Franklin represented to the Board that there were no anticipated changes to the senior management team of QS Investors or to the Fund’s portfolio management team.

•	There was expected to be no change in the level of services provided to the Fund.

•	The sub-advisory fee rates under the New QS Investors Sub-Advisory Agreement would be the same as those under the Current QS Investors Sub-Advisory Agreement.

Based on its review, including the consideration of each of the factors referred to above, the Board found that: (i) the New QS Investors Sub-Advisory Agreement is in the best interests of the Fund and its shareholders; and (ii) the compensation payable under the New QS Investors Sub-Advisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

PF Managed Bond Fund

The Trustees considered that Western Asset co-sub-advised the PF Managed Bond Fund pursuant to the Current Western Asset Sub-Advisory Agreement and that the Western Affiliates sub-sub-advised the Fund pursuant to separate sub-subadvisory agreements (together with the Current Western Asset Sub-Advisory Agreement, the “Current Western Agreements”). The Trustees also considered that they were being asked to evaluate a new sub-advisory agreement with Western Asset for the Fund (the “New Western Asset Sub-Advisory Agreement”) and new sub-subadvisory agreements with the Western Affiliates for the Fund (together with the New Western Asset Sub-Advisory Agreement, the “New Western Agreements”) in light of the anticipated change of control of Western Asset, which would result in the automatic termination of the Current Western Agreements.

In evaluating the New Western Agreements, the Board, including all the Independent Trustees, considered the following factors, among others:

•	The Current Western Agreements were last renewed by the Board, including all the Independent Trustees, at an in-person meeting on December 10, 2019. In connection with that renewal, the Trustees reviewed information regarding the nature, extent and quality of services provided by Western Asset and the Western Affiliates; the investment results of the Fund; the sub-subadvisory fees paid to Western Asset and the Western Affiliates; Western Asset’s costs in managing the Fund and its profitability from the Fund; and other benefits received by Western Asset and its affiliates as a result of their relationship with the Fund.

•	Franklin represented to the Board that there were no anticipated changes to the senior management team of Western Asset or to the Fund’s portfolio management team.

•	There was expected to be no change in the level of services provided to the Fund.

•	The sub-advisory fee rates or sub-subadvisory fee rates, as applicable, under the New Western Agreements would be the same as those under the Current Western Agreements.

Based on its review, including the consideration of each of the factors referred to above, the Board found that: (i) the New Western Agreements are in the best interests of the Fund and its shareholders; and (ii) the compensation payable under the New Western Agreements is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.	The New Sub-Advisory Agreements

The New ClearBridge Sub-Advisory Agreement, New QS Investors Sub-Advisory Agreement, and New Western Agreements (together, the “New Sub-Advisory Agreements”) are substantially similar to the Current ClearBridge Sub-Advisory Agreement, Current QS Investors Sub-Advisory Agreement, and Current Western Asset Agreements (together, the “Current Sub-Advisory Agreements”), respectively, except for the effective date. The Legg Mason Sub-Advisers, subject to the supervision of PLFA, each provide a continuous investment program for the respective Fund they manage, and determine the composition of the assets of the respective Fund, including the evaluation, investment, purchases and/or sales and reinvestment of the assets in accordance with each Fund’s investment goals, strategies, policies and restrictions. The Legg Mason Sub-Advisers bear all expenses incurred by them and their respective staff, with respect to all activities in connection with the performance of sub-advisory services for the respective Fund they manage under the New Sub-Advisory Agreements. Each Fund is responsible for all of its respective expenses not specifically assumed by the Legg Mason Sub-Advisers under the New Sub-Advisory Agreements or by PLFA under the Investment Advisory Agreement.

Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law or the provisions of the New Sub-Advisory Agreements, the Legg Mason Sub-Advisers and their respective affiliates and control persons are not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the New Sub-Advisory Agreements, except by reason of the Legg Mason Sub-Advisers’ willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of reckless disregard of the Legg Mason Sub-Advisers’ obligations and duties under the New Sub-Advisory Agreements.

The New Sub-Advisory Agreements became effective on July 31, 2020 and will continue until December 31, 2021, the time of the next annually scheduled consideration of the New Sub-Advisory Agreements under Section 15 of the Investment Company Act of 1940, as amended, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The New Sub-Advisory Agreements may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties, and will terminate automatically in the event of its assignment as determined under the 1940 Act and any rules adopted by the SEC thereunder.

There was no change to the advisory fee rates payable by the Funds to PLFA in connection with the New Sub-Advisory Agreements. Additionally, there was no change to the sub-advisory fee rates payable by PLFA to the Legg Mason Sub-Advisers in connection with the New Sub-Advisory Agreements. The fee rates under the New ClearBridge Sub-Advisory Agreement, the New QS Investors Sub-Advisory Agreement, and the New Western Asset Sub-Advisory Agreement are shown below.

PF Large-Cap Value Fund

Large-Cap Value Fund1

0.450% on the first $100 million

0.400% on the next $100 million

0.350% on the next $200 million

0.300% on the next $350 million

0.250% on the next $250 million

0.200% on the excess

[1]	When determining breakpoint rates under the New ClearBridge Sub-Advisory Agreement, the average daily net assets of the PF Large-Cap Value Fund will be aggregated with the average daily net assets of the Large-Cap Value Portfolio, a series of Pacific Select Fund. The PF Large-Cap Value Fund’s assets will only be combined while ClearBridge is managing both the PF Large-Cap Value Fund and the Large-Cap Value Portfolio. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the PF Large-Cap Value Fund only.

The PF Large-Cap Value Fund’s sub-advisory fees were paid by PLFA to ClearBridge through July 30, 2020, pursuant to the Current ClearBridge Sub-Advisory Agreement. For the fiscal year ended March 31, 2020, the PF Large-Cap Value Fund’s sub-advisory fees paid or owed by PLFA to ClearBridge totaled $495,461.44. For the Fund’s fiscal year ended March 31, 2020, the Fund did not pay any brokerage commissions to an affiliated broker of ClearBridge.

PF International Small-Cap Fund

International Small-Cap Fund1

0.700% on the first $100 million

0.600% on the next $50 million

0.450% on the excess

[1]	When determining breakpoint rates under the New QS Investors Sub-Advisory Agreement, the average daily net assets of the PF International Small-Cap Fund will be aggregated with the average daily net assets of the International Small-Cap Portfolio, a series of Pacific Select Fund. The PF International Small-Cap Fund’s assets will only be combined while QS Investors is managing both the PF International Small-Cap Fund and the International Small-Cap Portfolio. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the PF International Small-Cap Fund only.

The PF International Small-Cap Fund’s sub-advisory fees were paid by PLFA to QS Investors through July 30, 2020, pursuant to the Current QS Investors Sub-Advisory Agreement. For the fiscal year ended March 31, 2020, the PF International Small-Cap Fund’s sub-advisory fees paid or owed by PLFA to QS Investors totaled $136,402.00. For the PF International Small-Cap Fund’s fiscal year ended March 31, 2020, the PF International Small-Cap Fund did not pay any brokerage commissions to an affiliated broker of QS Investors.

PF Managed Bond Fund

PF Managed Bond Fund1

0.225% on the first $300 million

0.150% on the next $1.7 billion

0.100% on the excess

[1]	When determining breakpoint rates under the New Western Asset Sub-Advisory Agreement, the average daily net assets of the segment of the PF Managed Bond Fund, managed by Western Asset, will be aggregated with the average daily net assets of the Diversified Bond Portfolio, a series of Pacific Select Fund. The PF Managed Bond Fund’s assets will only be combined while Western Asset is managing both a segment of the PF Managed Bond Fund and the Diversified Bond Portfolio. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the PF Managed Bond Fund only.

The PF Managed Bond Fund’s sub-advisory fees were paid by PLFA to Western Asset through July 30, 2020, pursuant to the Current Western Asset Sub-Advisory Agreement. For the fiscal year ended March 31, 2020, the PF Managed Bond Fund’s sub-advisory fees paid or owed by PLFA to Western Asset totaled $190,894.89. For the PF Managed Bond Fund’s fiscal year ended March 31, 2020, the PF Managed Bond Fund did not pay any brokerage commissions to an affiliated broker of Western Asset.

IV.	Information Regarding the Legg Mason Sub-Advisers

ClearBridge

ClearBridge is wholly-owned by Legg Mason ClearBridge Holdings, LLC which, in turn, is wholly-owned by Legg Mason, a global asset management firm, which, in turn, is wholly-owned by Franklin, a publicly traded global asset management company. As of June 30, 2020, ClearBridge’s total assets under management were approximately $149.4 billion.

The addresses for the entities above are as follows:

Entity Name	Address
ClearBridge	620 Eighth Avenue, 48th Floor, New York, NY 10018
Legg Mason ClearBridge Holdings, LLC	620 Eighth Avenue, 48th Floor, New York, NY 10018
Legg Mason	100 International Drive, Baltimore, MD 21202
Franklin	One Franklin Parkway, Building 970, 1st Floor, San Mateo, CA 94403

Clearbridge acts as sub-adviser to the following registered investment companies that have similar investment objectives as the PF Large-Cap Value Fund.

Fund Name	Net Assets (as of June 30, 2020)	Advisory or Sub-Advisory Fee	Waived/Reduced/ Agreed to Reduce (Yes or No)
Large-Cap Value Portfolio	$1,408.9 million	0.450% on the first $100 million 0.400% on the next $100 million 0.350% on the next $200 million 0.300% on the next $350 million 0.250% on the next $250 million 0.200% on the excess	No
ClearBridge Large Cap Value Fund	$1,475.4 million	0.455% on the first $350 million 0.385% on the next $150 million 0.3675% on the next $250 million 0.350% on the next $250 million 0.315% on the excess	No
ClearBridge Variable Large Cap Value Portfolio	$238.7 million	0.455% on the first $350 million 0.385% on the next $150 million 0.3675% on the next $250 million 0.350% on the next $250 million 0.315% on the excess	No

As of August 15, 2020, the principal executive officers and directors of ClearBridge, and their principal occupations, are:

Name[1]	Title(s) and Principal Occupation with ClearBridge
Terrence James Murphy	Chief Executive Officer, President, Director
Barbara Brooke Manning	Chief Compliance Officer, General Counsel
Harry David Cohen	Co-Chief Investment Officer
Cynthia Karen List	Chief Financial Officer, Director
Scott Keith Glasser	Co-Chief Investment Officer, Director
Jennifer Johnson	Director
Jed A. Plafker	Director
Gwen Shaneyfelt	Director
Matthew Nicholls	Director

[1]	The address of Messrs. Murphy, Cohen and Glasser and Mses. Manning and List with respect to their position with ClearBridge is 620 Eighth Avenue, New York, NY 10018. The address of all other individuals listed above with respect to their position with ClearBridge is One Franklin Parkway, Building 970, 1st Floor, San Mateo, CA 94403.

No Officer or Trustee of the Trust is an officer, director or shareholder of ClearBridge (including its affiliates).

QS Investors

QS Investors is wholly-owned by QS Investors Holdings LLC whose sole shareholder is Legg Mason, a global asset management firm. Legg Mason is wholly-owned by Franklin, a publicly traded global asset management company. As of June 30, 2020, QS Investors’ total assets under management were approximately $17 billion.

The addresses for the entities above are as follows:

Entity Name	Address
QS Investors	880 Third Avenue, 7th Floor, New York, NY 10022
QS Investors Holdings LLC	880 Third Avenue, 7th Floor, New York, NY 10022
Legg Mason	100 International Drive, Baltimore, MD 21202
Franklin	One Franklin Parkway, Building 970, 1st Floor, San Mateo, CA 94403

QS Investors acts as sub-adviser to the following registered investment company that has a similar investment objective as the PF International Small-Cap Fund.

Fund Name	Net Assets (as of June 30, 2020)	Advisory or Sub-Advisory Fee	Waived/Reduced/ Agreed to Reduce (Yes or No)
International Small-Cap Portfolio	$250.7 million	0.700% on the first $100 million 0.600% on the next $50 million 0.450% on the excess	No

As of August 15, 2020, the principal executive officers of QS Investors and their principal occupations, are:

Name[1]	Title(s) and Principal Occupation with QS Investors
Adam Petryk	President and Chief Executive Officer
Steven Ducker	Chief Compliance Officer
Edward Perks	Director
Jed A. Plafker	Director
Gwen Shaneyfelt	Director

[1]	The address of Messrs. Petryk and Ducker with respect to their positions with QS Investors is 880 Third Avenue, 7th Floor New York, NY 10022. The address of all other individuals listed above with respect to their position with QS Investors is One Franklin Parkway, Building 970, 1st Floor, San Mateo, CA 94403.

No Officer or Trustee of the Trust is an officer, director or shareholder of QS Investors (including its affiliates).

Western Asset

Western Asset operates from offices in California and New York. Portfolio management services are also provided by Western Asset Management Company Ltd. (Japan), Western Asset Management Company Pte. Ltd. (Singapore) and Western Asset Management Company Limited (United Kingdom) and each is a registered investment adviser. Western Asset is wholly-owned by Legg Mason, a global asset management firm, which, in turn, is wholly-owned by Franklin, a publicly traded global asset management company. As of June 30, 2020, Western Asset’s total assets under management, together with its other affiliated advisory entities, were approximately $468.5 billion.

The addresses for the entities above are as follows:

Entity Name	Address
Western Asset	385 East Colorado Boulevard, Pasadena, CA 91101
Western Asset Management Company Ltd.	36F Shin-Marunouchi Building, 5-1 Marunouchi 1-Chome Chiyoda-Ku, Tokyo 100-6536, Japan
Western Asset Management Company Pte. Ltd.	1 George Street #23-01, Singapore 049145
Western Asset Management Company Limited	10 Exchange Square, Primrose Street, London EC2A 2EN, UK
Legg Mason	100 International Drive, Baltimore, MD 21202
Franklin	One Franklin Parkway, Building 970, 1st Floor, San Mateo, CA 94403

Western Asset acts as sub-adviser to the following registered investment companies that have similar investment objectives as the PF Managed Bond Fund.

Fund Name	Net Assets (as of June 30, 2020)	Advisory or Sub-Advisory Fee	Waived/Reduced/ Agreed to Reduce (Yes or No)
Diversified Bond Portfolio	$4,249.3 million	0.225% on the first $300 million 0.150% on the next $1.7 billion 0.100% on the excess	No
Similar Fund A	$631.5 million	0.500% on first $25 million 0.150% on the excess	No
Similar Fund B	$347.0 million	0.200% on assets	No
Similar Fund C	$714.5 million	0.300% on the first $100 million 0.150% on the excess	No
Comparable Core Plus Mutual Fund	$34,092.0 million	0.450% on the first $500 million 0.425% on the next $500 million 0.400% on the excess	Yes
Comparable Core Plus VIT Portfolio	$191.0 million	0.450% on the first $500 million 0.425% on the next $500 million 0.400% on the excess	Yes
Comparable ETF	$138.8 million	0.490% on assets	Yes

As of August 15, 2020, the principal executive officers and board managers of Western Asset, and their principal occupations, are:

Name[1]	Title(s) and Principal Occupation with Western Asset
James W. Hirschmann	President and Chief Executive Officer (Chairman)
Jennifer W. Murphy	Chief Operating Officer (Executive Director)
Charles A. Ruys de Perez	General Counsel and Secretary
Dennis McNamara	Director of Portfolio Operations
Marzo Bernardi	Director of Client Service and Marketing
Jennifer Johnson	(Non-Executive Director)
Matthew Nicholls	(Non-Executive Director)
Jed A. Plafker	(Non-Executive Director)

[1]	The address for Messrs. Hirschmann, Ruys de Perez, McNamara and Bernardi and Ms. Murphy with respect to their positions with Western Asset is 385 East Colorado Boulevard, Pasadena CA 91101. The address of all other individuals listed above with respect to their position with Western Asset is One Franklin Parkway, Building 970, 1st Floor, San Mateo, CA 94403.

No Officer or Trustee of the Trust is an officer, director or shareholder of Western Asset (including its affiliates).

Additional Information

Additional information about ClearBridge, QS Investors, and Western Asset is available in the Trust’s Statement of Additional Information, a copy of which may be obtained by calling the appropriate number set forth below.

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The Trust’s semi-annual report for the fiscal half-year ended September 30, 2020 will be sent to shareholders and may be requested without charge once available by referring to the Trust’s contact information below. The Trust’s annual report for the fiscal year ended March 31, 2020 and the Trust’s semi-annual report for the fiscal half-year ended September 30, 2019 were both previously sent to shareholders and are available upon request without charge by contacting the Trust by:

Regular mail:	Pacific Funds Series Trust, P.O. Box 9768, Providence, RI 02940-9768
Express mail:	Pacific Funds Series Trust, 4400 Computer Drive, Westborough, MA 01581
Telephone:	(800) 722-2333
Website:	www.PacificLife.com/pacificfunds.html

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA and its administrator is Pacific Life. Both are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, LLC, 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE